Exhibit 10.11

ALACER GOLD CORP.
2017 RESTRICTED STOCK UNIT PLAN

April 28, 2017

6190098 v2

ALACER GOLD CORP.
2017 RESTRICTED STOCK UNIT PLAN
1.PURPOSE OF THE PLAN
The purpose of the Plan is to promote the long term success of Alacer Gold Corp. (the “Corporation”) by providing for the payment of performance bonuses in the form of Shares to Participants, or at the option of the Corporation, cash. The Plan is designed to encourage Participants to acquire a propriety interest in the Corporation through ownership of Shares, to provide them with additional incentive to further the growth and development of the Corporation and to encourage them to remain in the employment or service of the Corporation.
2.DEFINITIONS
For the purposes of the Plan, the terms contained in this Section shall have the following meanings.
“Administrator” means such administrator as may be appointed by the Board of Directors from time to time under the Plan.
“Affiliate” has the meaning ascribed to that term under section 1(2) of the Securities Act (Ontario), as now in effect, or such other meaning, and shall include such other entities, as may be determined by the Board of Directors.
“Australian Participant” means any person that is the subject of an “offer”, as that term is defined in ASIC Class Order CO 14/1000 (being generally a person ordinarily situated within Australia or its Territories).
“ASX” means ASX Limited (ACN 008 624 691).
“ASX Listing Rules” means the official listing rules of the ASX.
“Board of Directors” means the board of directors of the Corporation.
“Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in Canada are not authorized or obligated by law to close.
“CDI” means a CHESS Depositary Interest, being a unit of beneficial ownership in a Share that is registered in the name of CHESS Depositary Nominees Pty Ltd ACN 071 346 506.
“Change in Control” means a transaction or a series of transactions whereby directly or indirectly:
(i)any person or combination of persons obtains a sufficient number of voting securities of the Corporation to materially affect the control of the Corporation;
(ii)the incumbent directors cease to represent a majority of the members of the Board of Directors;
(iii)a resolution is adopted by the Board of Directors to wind-up, dissolve or liquidate the Corporation; or

(iv)all or substantially all of the assets of the Corporation are sold to a person or combination of persons.
For the purposes of clause (i) above, a person or combination of persons holding shares or other securities in excess of the number which, directly or following conversion thereof, would entitle the holders thereof to cast 50% or more of the votes attaching to all shares of the Corporation which may be cast to elect directors of the Corporation, shall be deemed to be in a position to materially affect the control of the Corporation, except where such may occur in the course of a financing.
“CIC Date” means the date of any Change in Control.
“Committee” means the Board of Directors or, if the Board of Directors determines in accordance with the Plan, the Compensation Committee.
“Compensation Committee” means the Compensation Committee of the Board of Directors.
“Corporation” means Alacer Gold Corp. or its successors.
“Corporations Act” means the Corporations Act 2001 (Commonwealth of Australia).
“Disability” means a Participant who is permanently disabled (as determined by the Board in good faith).
“Effective Date” means the date on which the Committee grants the RSUs or such later date which the Committee determines will be the date on which a grant of RSUs shall take effect.
“Eligible Persons” has the meaning given to the term “eligible participant” in ASIC Class Order CO 14/1000 (as amended or replaced from time to time).
“Grant” means the grant of RSUs allocated to a Participant at any time in accordance with Section 5 hereof.
“Grant Agreement” means the written agreement entered into by the Corporation and the Participant in accordance with Section 5 hereof, in a form substantially similar to that attached as Appendix “A”.
“Grant Period” means, in respect of each Grant or portion thereof, the period of time commencing on the Effective Date and ending on the date designated by the Committee as specified in the Grant Agreement.
“Insider” shall have the meaning ascribed thereto in the Securities Act (Ontario) or its successor, as amended from time to time.
“Market Value” means, with respect to a Payment Date, (i) if Shares are readily tradable on the TSX, the volume weighted average trading price of a Share for the five trading days immediately preceding the Payment Date; (ii) if Shares are readily tradable on a stock exchange other than the TSX, the volume weighted average trading price of a Share on the principal stock exchange on which Shares are traded for the five trading days immediately preceding the Payment Date; or (iii) if Shares are not readily tradable on any stock exchange, the valuation of a Share determined in good faith by the Board of Directors.
“Participant” means a full-time or part-time employee or senior officer of the Corporation or of any of its Affiliates to whom a Grant has been made in accordance with Section 5 hereof.

“Payment Date” means, in respect of each Grant or portion thereof, a date determined by the Committee that occurs no later than 74 days after the end of the applicable Grant Period or such other date as required under Sections 6(f) or 6(g) hereof.
“Performance Criteria” means criteria established by the Committee which, without limitation, may include criteria based on the financial performance of the Corporation and/or an Affiliate.
“Person” means, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, trustee executor, administrator, or other legal representative.
“Plan” means this Alacer Gold Corp. 2017 Restricted Stock Unit Plan, as set forth herein and as may be amended from time to time.
“RSU” means a restricted stock unit allocated to a Participant pursuant to a Grant in accordance with Section 5 hereof which shall, upon the Payment Date, in accordance with and subject to the provisions of the Plan and relevant Grant Agreement, entitle the holder thereof to receive one RSU Security.
“RSU Securities” means the Shares or CDIs issued to or acquired for Participants in accordance with the provisions of the Plan in settlement of RSUs granted under the Plan.
“Shares” means the common shares of the Corporation.
“TSX” means The Toronto Stock Exchange.
3.ADMINISTRATION
The Committee is responsible for the administration of the Plan. The Committee may, subject to the terms of the Plan, delegate to the Administrator (if one is appointed), the whole or any part of the administration of the Plan and will determine the scope of such delegation. Any decision made by the Committee in carrying out its responsibilities with respect to the administration of the Plan will be final and binding on the Participants.
Any of the powers exercisable hereunder by the Board of Directors may, to the extent permitted by applicable law and as determined by resolution of the Board of Directors, be exercised by the Compensation Committee.
In addition to the other powers granted under the Plan and subject to the terms of the Plan, the Committee will have authority to interpret the Plan. The Committee may from time to time prescribe such rules and regulations and make all determinations necessary or desirable for the administration of the Plan. In particular, the Committee will determine the Participants to whom Grants may be made under the Plan and will determine the amounts and terms of the Grants (including the related Performance Criteria, if any), and the extent to which the Performance Criteria to be achieved during the Grant Period, if any, have been achieved. Any such interpretation, rule, determination or other act of the Committee will be conclusively binding upon all persons, including the Participants and their legal representatives and beneficiaries.
Neither the Administrator nor any member of the Board of Directors or the Compensation Committee will be liable to any Person for any action or determination made in good faith pursuant to the Plan. To the fullest extent permitted by law, the Corporation shall indemnify and save harmless each Person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such Person is or was a member of the Board of Directors, is or was a member of the Compensation Committee or is or was the

Administrator and, as such, is or was required or entitled to perform or not perform any action pursuant to the terms of the Plan.
Except as otherwise set forth in this Plan or as Participants may otherwise be advised by prior written notice of at least thirty (30) days, all costs of the Plan, including any administration fees, shall be paid by the Corporation.
4.RSU SECURITIES SUBJECT TO THE PLAN
The Corporation will not be required to issue Shares or CDIs or issue and/or cause to be delivered certificates evidencing Shares or CDIs to be delivered pursuant to the Plan unless and until such issuance and delivery is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of any stock exchange upon which Shares or CDIs of the Corporation are listed. The Corporation will in no event be obligated to take any action to comply with any such laws, regulations, rules, orders or requirements. Subject to the foregoing, the Board of Directors may authorize from time to time the treasury issuance by the Corporation of Shares. The aggregate number of Shares (including for the purpose of issuing CDIs) issuable pursuant to the Plan, together with the aggregate number of Shares issuable pursuant to any other previously established or proposed share compensation arrangement of the Corporation, shall not exceed 5% of the total number of issued and outstanding Shares (calculated on a non-diluted basis).
The maximum number of Shares or CDIs issued to Insiders under the Plan, or when combined with any other previously established or proposed share compensation arrangements, within any one-year period, may not exceed 5% of the outstanding issue (calculated on a non-diluted basis).
The maximum number of Shares or CDIs issuable to Insiders under the Plan, or when combined with any other previously established or proposed share compensation arrangements, at any time or within any 12 month period, may not exceed 5% of the outstanding issue (calculated on a non-diluted basis).
The number of Shares that are the subject of an offer or invitation made to Australian Participants under the Plan or that are to be received in accordance with the terms of an RSU when aggregated with:
(a)the number of Shares in the same class which would be issued were each outstanding offer of Shares, units of Shares and options to acquire unissued Shares to Australian Participants under an employee share scheme (including the Plan) to be accepted or exercised; and
(b)the number of Shares in the same class issued during the previous three (3) years pursuant to the Plan or any other employee share scheme extended only to Eligible Persons by the Corporation, but disregarding any offer made, or option acquired or Share issued, by way of or as a result of offers made to Participants:
(c)situated outside of Australia (including non-Australian Participants) at the time of receipt of the offer; or
(d)that did not require disclosure to investors because of section 708 of the Corporations Act; or

(e)that did not require the giving of a “Product Disclosure Statement” (as that term is defined in the Corporations Act) because of section 1012D of the Corporations Act; or
(f)made under a “disclosure document” or a “Product Disclosure Statement” (as those terms are defined in the Corporations Act), must not exceed 5% of the total number of Shares issued (calculated on a non-diluted basis) in the same class at the time of offer or grant of the Shares or RSUs to the Australian Participants.
5.GRANTS
Subject to the provisions of the Plan, the Committee will determine the Participants to whom a Grant will be made based on their current and potential contribution to the success of the Corporation. At such time, the Committee will also determine in connection with each Grant:
(a)the number of RSUs to be allocated to each such Participant;
(b)the Effective Date;
(c)the Grant Period or, where a Grant is subject to more than one Grant Period, the portion of RSUs granted to the Participant that is subject to each Grant Period;
(d)the Performance Criteria, if any, to be achieved during the Grant Period in order for RSU Securities to be issued on the Payment Date; and
(e)any other terms and conditions (which need not be identical and which, without limitation, may include non-competition provisions) of any RSUs or RSU Securities covered by any Grant.
Each Grant shall be evidenced by a Grant Agreement between the Corporation and the Participant which shall contain the terms and conditions specified by this Section 5 and such other terms and conditions as the Committee specifies.
6.TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
(a)Certificates and Records
Certificates need not be issued by the Corporation with respect to any RSUs granted under the Plan. The Corporation or the Administrator shall maintain records showing the number of RSUs allocated to each Participant under the Plan.
(b)Payment
RSUs granted to a Participant for services rendered will entitle the Participant, subject to the Participant’s satisfaction of any conditions, restrictions or limitations imposed under the Plan or Grant Agreement, to receive a payment in fully paid Shares or CDIs (at the election of the Participant) or, at the option of the Corporation or as otherwise required by the Plan, in cash on the Payment Date.
(c)Redemption – Fully Paid Shares or CDIs to the Participant

Subject to Sections 6(d) and 9, the Corporation will satisfy its payment obligation, net of any applicable taxes and other source deductions required to be withheld by the Corporation, on the Payment Date with the issue of fully paid Shares or causing CDIs to be issued from treasury, or by having the Administrator acquire Shares or CDIs in the open market on behalf of the Participant, in the event that the Corporation elects not to issue Shares or cause CDIs to be issued from treasury. In the case of Shares or CDIs to be acquired on the open market, prior to the Payment Date, the Corporation shall notify the Administrator of the number of Shares or CDIs of the Corporation to be purchased by the Administrator on the Participant’s behalf and the Administrator will purchase such Shares or CDIs as soon as practical thereafter. The Administrator will thereupon deliver such Shares or CDIs to the Participant, as applicable, on the Payment Date.
(d)Redemption – Cash Payment to the Participant
In the event that the Corporation elects to satisfy all or part of its payment obligation in cash, or if an RSU is otherwise required by the terms of the Plan to be settled in cash, on the Payment Date the RSUs shall be redeemed at Market Value and paid by the Corporation to the Participant subject to Section 9. The Market Value of the vested RSUs so redeemed shall, after deduction of any applicable taxes and other source deductions required to be withheld by the Corporation, be paid in cash, in Canadian dollars, in accordance with Section 6(b). If the Participant requests payment in a currency other than Canadian dollars, such payment will be converted to such other requested currency based on the Bank of Canada noon rate on the Payment Date.
(e)Where Performance Criteria Not Met
Where the Committee determines in its sole discretion that the Performance Criteria applicable to a Grant or portion thereof were not achieved during the relevant Grant Period, the RSUs subject to such Performance Criteria shall be forfeited as of the end of the Grant Period and no RSU Securities shall be issued or acquired for transfer or payment made to the Participant in respect of such Grant or portion thereof. Notwithstanding the foregoing, the Board of Directors may, in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of any stock exchange upon which Shares or CDIs of the Corporation are listed, choose to waive the Performance Criteria applicable to a Grant or portion thereof but will be under no obligation whatsoever to do so or to consider doing so.
(f)Right to RSUs in the Event of Death, Disability or Termination of Employment or Service
Unless otherwise determined by the Committee:
(i)In the event of the death of an individual Participant while in the employment of the Corporation or any of its Affiliates, the deceased Participant’s estate or designated beneficiary shall be issued or paid on or before the 74th day following such Participant’s death, with respect to each Grant to such Participant for which the established Grant Period had not ended and for which RSU Securities have not otherwise been issued prior to the date of death, RSU Securities or cash (in accordance with and subject to Section 6(b)) as if the Grant Period had ended and the Performance Criteria for any such Grant, if any, had been met (but not exceeded) on the day preceding the date of the Participant’s death.

In the event of the death of an individual Participant following the end of the Grant Period with respect to a Grant of RSUs but prior to the Payment Date with respect to such Grant, the number of such RSU Securities or the amount of cash that would otherwise be issued to such Participant shall be so issued and delivered to the Participant’s estate or designated beneficiary in accordance with and subject to paragraph (b) of this Section, as if the Participant had continued in the employment of the Corporation or one of its Affiliates until the Payment Date.
(ii)In the event a Participant’s employment with the Corporation or one of its Affiliates terminates by reason of Disability, the Participant shall be issued or paid on or before the 74th day following such termination, with respect to each Grant to such Participant for which the established Grant Period had not ended and for which RSU Securities have not otherwise been issued prior to the date of termination, RSU Securities or cash (in accordance with and subject to Section 6(b)) as if the Grant Period had ended and the Performance Criteria for any such Grant, if any, had been met (but not exceeded) on the day preceding the date of termination.
In the event a Participant’s employment with the Corporation or one of its Affiliates terminates by reason of Disability following the end of the Grant Period with respect to a Grant of RSUs but prior to the Payment Date with respect to such Grant, the number of such RSU Securities or the amount of cash that would otherwise be issued to such Participant shall be so issued and delivered to the Participant in accordance with and subject to paragraph (b) of this Section, as if the Participant had continued in the employment of the Corporation or one of its Affiliates until the Payment Date.
(iii)In the event a Participant’s employment with the Corporation or one of its Affiliates terminates for any reason other than death or the Disability of the Participant, the RSUs covered by any Grant to such Participant with respect to which the Payment Date has not occurred and for which RSU Securities have not been issued prior to such termination shall be forfeited as of such termination of employment or service and any such termination of employment or service for whatever reason shall not entitle a Participant to any compensation for loss of any benefit under the Plan. For purposes of the Plan, termination of employment or service shall be deemed to occur on the Participant’s last date of actual and active employment or service, whether that date is selected unilaterally by the Corporation or Affiliate or by mutual agreement. No period of notice, if any, or payment in lieu of notice that is given or ought to be given, under applicable law in respect to such termination of employment or service that follows or is in respect of a period after such last date of actual and active employment, will be considered as extending the Participant’s period of employment or service for purposes of determining his or her entitlement under the Plan.
(g)Right to RSUs in the Event of a Change in Control
Notwithstanding any other provision of the Plan, in the event of the occurrence of a Change in Control, with respect to all Grants that are outstanding on the CIC Date, (i) any and all requirements that any level of Performance Criteria, if any, be achieved for any purpose applicable to such Grants shall be waived as of the CIC Date, (ii) except as may be otherwise provided under the terms of any other employee benefit plan approved by the Board of Directors, each Participant who has received any such Grants shall be entitled to receive, in full settlement of an RSU covered by a Grant, the number of RSU Securities or cash (in accordance with and subject to Section 6(b)) that would have been issued to a Participant on any Payment Date during the applicable Grant Period and settled in the form of RSU Securities or cash, as applicable had (x) the Participant continued in the employment of the Corporation or one of its Affiliates or service of the Corporation or one of its Affiliates until such Payment Date and (y) all Performance Criteria, if any, applicable to such Grant (determined without regard to the occurrence of the Change in Control) had been met (but not exceeded) during the applicable Grant Period, and (iii) the Payment Date shall be ten (10) Business Days following the CIC Date, provided that such Participant has been continuously employed by the Corporation or one of its Affiliates from the Effective Date of such Grant to the CIC Date.
(h)Non-Transferability
The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death, and such rights or interests shall not be encumbered.
(i)RSUs Not Shares or CDIs
Under no circumstances shall RSUs be considered Shares or CDIs, nor entitle any Participant to the exercise of voting rights, the receipt of dividends or the exercise of any other rights attaching to ownership of Shares or CDIs, as applicable (including, to avoid doubt, to participate in any new issue of securities of the Corporation).
7.EFFECTS OF ALTERATION OF SHARE CAPITAL
In the event:
(a)a dividend is declared upon the Shares payable in Shares;
(b)the outstanding Shares shall be changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, whether through an arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, subdivision or consolidation;
(c)there is any change, other than those specified in paragraphs (a) and (b) of this Section, in the number or kind of outstanding Shares or of any shares or other securities into which such Shares are exchanged or for which they are to be exchanged; or
(d)there is a distribution of assets or Shares to shareholders of the Corporation out of the ordinary course of business, then, if the Board of Directors, in its sole discretion, determines that such change equitably requires an adjustment in the number of RSUs with respect to which Grants may be made pursuant to the Plan but not yet covered by Grants, of the RSUs then covered by Grants, of the RSUs generally available for Grants under the Plan and of the RSUs available for Grant under the Plan in any calendar year, such adjustment may be made by the Board of Directors and will be effective and binding for all purposes, provided that, if the Corporation has CDIs listed on ASX, such adjustment shall be made in accordance with and subject to the ASX Listing Rules.
No adjustment provided for in this Section will entitle a Participant to be allocated a fractional RSU, or receive a fractional RSU Security or any payment in lieu thereof, and the total adjustment with respect to each RSU will be limited accordingly (rounded down to the nearest whole number).
8.AMENDMENT AND TERMINATION
The Board of Directors may from time to time amend, suspend or terminate the Plan in whole or in part, without shareholder approval. Subject to applicable securities laws, the Board of Directors may from time to time amend the terms of Grants made under the Plan without shareholder approval but subject to the obtaining of any required regulatory or other approvals and, if any such amendment will materially adversely affect the rights of a Participant with respect to a Grant, the obtaining of the written consent of such Participant to such amendment. Notwithstanding the foregoing, (i) the obtaining of the written consent of any Participant to an amendment which materially adversely affects the rights of such Participant with respect to a Grant will not be required if such amendment is required to comply with applicable laws, regulations, rules, orders of governmental or regulatory authorities or the requirements of any stock exchange on which Shares or CDIs are listed and (ii) no amendment may be made to Section 6(g) of the Plan or to the defined terms referred to in such Section 6(g) on or after the CIC Date.
The Committee may, subject to the receipt of requisite regulatory approval, in its sole discretion make all other amendments to the Plan without shareholder approval including:
(i)Amendments of a housekeeping nature;
(ii)The addition or a change to the vesting provisions of an RSU or the Plan;
(iii)A change to the termination provisions of an RSU or the Plan;
(iv)Amendments to reflect changes to applicable securities laws; and
(v)Amendments to ensure that the RSUs granted under the Plan will comply with any provisions respecting income tax and other laws in force in any country or jurisdiction in which a Participant may from time to time be resident or a citizen.
Notwithstanding the foregoing, the following amendments to the Plan require shareholder approval:
(i)Any increase in the number of Shares reserved for issuance under the Plan;
(ii)Any amendment to eligible participants under the Plan that may permit the introduction or reintroduction of non-executive directors or contracting entities which are not service providers on a discretionary basis;
(iii)Any amendment that may increase limits previously imposed on non-executive director participation under the Plan;
(iv)Any amendment which may permit equity-based awards granted under the Plan to be transferable or assignable other than for normal estate settlement purposes;
(v)Permit awards, other than RSUs, to be made under the Plan; and
(vi)Any amendment to this Section 8.

9.TAX WITHHOLDING AND OTHER DEDUCTIONS
(a)The Corporation or an Affiliate may withhold from any amount payable to a Participant, either under the Plan or otherwise, such amounts as are required by law to be withheld, deducted or remitted by the Corporation or an Affiliate as a consequence of his or her participation in this Plan (“Withholding Amount”). Participants are obligated to deliver to the Corporation or an Affiliate upon the settlement of an RSU a cash payment in an amount equal to the Withholding Amount. In the event that a Participant does not deliver to the Corporation or an Affiliate upon the settlement of an RSU a cash payment in an amount equal to the Withholding Amount, the Participant shall be deemed to have elected that the Corporation shall have the right, in its discretion, to satisfy any Withholding Amount by:
(i)selling or causing to be sold by the Corporation or by a broker or otherwise, on behalf of any Participant and at such Participant’s expense, such number of Shares or CDIs issuable to the Participant, as applicable, on the redemption of RSUs as is sufficient to fund the Withholding Amount and to apply the cash received on such sale of underlying Shares or CDIs to fund the Withholding Amount;
(ii)retaining the amount necessary to satisfy the Withholding Amount from any cash amount which would otherwise be delivered, provided or paid to the Participant by the Corporation or an Affiliate, whether under this Plan or otherwise;
(iii)requiring the Participant to reimburse the Corporation or an Affiliate for any such Withholding Amount (but only to the extent of such Withholding Amount); and/or
(iv)making such other arrangements as the Corporation may reasonably require.
(b)The sale of Shares or CDIs, by the Corporation, or by a broker engaged by the Corporation (the “Broker”), under Section 9(a)(i) above will be made on the principal exchange on which the Shares or CDIs are then listed for trading.
10.MISCELLANEOUS PROVISIONS
(a)Participation Voluntary
Participation in the Plan by a Participant is voluntary.
(b)No Right to Continued Employment
No individual will have any claim or right to receive Grants under the Plan, and the Grant of RSUs and issuance of RSU Securities under the Plan will not be construed as giving a Participant any right to continue in the employment or affect the right of the Corporation or its Affiliates to terminate the employment of any Participant.

(c)Acceptance of Terms by Participant
Participation in the Plan by any Participant will be construed as acceptance of the terms and conditions of the Plan by the Participant and the Participant’s agreement to be bound thereby.
(d)Governing Law
The Plan will be construed in accordance with, and governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein.
(e)Number, etc.
In this Plan, whenever the context so requires, the masculine gender includes the feminine gender and a singular number includes the plural number.
(f)No Representation or Warranty
The Corporation makes no representation or warranty as to the future market value of any Shares or CDIs issued in accordance with the Plan.
(g)Necessary Approvals
The Plan is subject to the approval of shareholders of the Corporation to be given by resolution passed at a meeting of the shareholders of the Corporation and acceptance by the TSX, ASX or any regulatory authority having jurisdiction over the securities of the Corporation.
11.EFFECTIVE DATE AND TERM OF THE PLAN
The Plan will become effective upon its adoption by the Board of Directors and receipt of required regulatory and shareholder approval. The Plan will terminate on the date determined by the Board of Directors pursuant to Section 8 hereof and no Grants may become effective under the Plan after the date of termination, but such termination will not affect any Grants which became effective pursuant to the Plan prior to such termination.

ADDENDUM FOR DESIGNATED EMPLOYEES SUBJECT TO UNITED STATES TAXATION
The purpose of this Addendum is to establish certain rules and limitations applicable to an award of RSUs to a Designated Employee (as defined hereinafter) who is subject to taxation in the United States (“U.S. Grantee”).
1.In the event of any contradiction, whether explicit or implied, between the provisions of this Addendum and the remainder of the Plan, the provisions of this Addendum shall prevail with respect to a grant of RSUs to a U.S. Grantee.
2.The provisions specified in this Addendum shall apply solely to RSUs granted to U.S. Grantees and shall form an integral part of the Plan with respect to such RSUs, subject to any restrictions or limitations as provided in applicable law.
3.All RSUs issued under the Plan to a U.S. Grantee are intended to comply with the requirements of Section 409A of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind. No recipient of RSUs shall be permitted to select the taxable year in which payments are made under the RSUs. No provision of this Addendum to the Plan shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code, including, in the event Shares are publicly traded on an established securities market, the Corporation’s right to delay payment of the RSU to the extent, and only for so long as, necessary to comply with the requirements of Section 409A of the Code. Each recipient of RSUs hereunder who is or who becomes a U.S. Grantee is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt of an RSU hereunder.
4.DEFINITIONS.
As used in this Addendum to the Plan and, unless otherwise specified, the following terms have the following meanings:
(a)“Board of Directors” means the board of directors of the Corporation.
(b)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and regulations and other guidance thereunder.
(c)“Corporation” means Alacer Gold Corp.
(d) “Director” means a member of the Board of Directors.
(e) “Designated Employee” means any person, including Officers, employed by the Corporation or Subsidiary, whose status of employment is determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment of a director’s fee by the Company to a Director shall not be sufficient to constitute “employment” of the Director by the Company.
(f)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(g)“Fair Market Value” shall be determined in good faith upon a reasonable valuation method that is in compliance with applicable legal, tax (including, without limitation, Section 409A of the Code and the regulations issued thereunder) and accounting requirements.
(h)“Officer” means an officer of the Corporation or Subsidiary.
(i) “Shares” means the common shares of the Corporation.

(j)“Subsidiary” or “Subsidiaries” mean those subsidiaries of the Corporation which meet the definition of “subsidiary corporations” set forth in Section 424(f) of the Code, or any successor provision.
5.     SATISFACTION OF WITHHOLDING TAXES.
(a)In General. Whenever Shares or CDIs are to be issued to a U.S. Grantee in settlement of RSUs, the U.S. Grantee must remit to the Corporation an amount in cash, by wire transfer of immediately available funds or certified cheque, sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements.
(b)Satisfaction of Withholding Taxes. In the event the U.S. Grantee fails to remit to the Corporation an amount in cash, by wire transfer of immediately available funds or certified cheque, sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements, the Corporation may, in its discretion, withhold Shares or CDIs that would otherwise be issued to the U.S. Grantee in connection with such settlement of RSUs.
(c)Notwithstanding the foregoing, the aggregate amount of such cash or the Fair Market Value of any Shares withheld, in either case, as of the date of settlement of the RSUs, must be equal to the full minimum statutory tax withholding amount payable by the U.S. Grantee in connection with such settlement. Any Shares or CDIs withheld to satisfy the U.S. Grantee’s minimum statutory tax withholding obligations will be valued at the Fair Market Value of such Shares on the settlement date.
6.UNFUNDED STATUS OF PLAN.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payment not yet made to a Participant by the Corporation under the Plan, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation.
7.SHAREHOLDER APPROVAL.
Continuance of the Plan shall be subject to approval by the shareholders of the Corporation within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable law including, if applicable, the Code, and the rules of any stock exchange upon which the Shares or CDIs are listed.
8.ADMINISTRATION.
Without derogating from the powers and authorities of the Board of Directors detailed in the Plan, and unless specifically required under applicable law,
(a)    The Board of Directors shall also have the sole and full discretion and authority, without the need to submit its determinations or actions for approval by the shareholders of the Corporation, to administer this Addendum and all actions related thereto including, in addition to any powers and authorities specified in the Plan, the performance, from time to time and at any time, of the following:
(i)    determining the terms and conditions, not inconsistent with the terms of this Addendum to the Plan, of any award of RSUs granted hereunder, including, but not limited to, the Share price, the vesting of any RSUs or the acceleration of vesting or waiver of a forfeiture restriction, based in each case on such factors as the Administrator shall determine, in its sole discretion; and
(ii) adopting standard forms of notices or other communications which may be, or are required to be, given to U.S. Grantees, incorporating and reflecting, inter alia, relevant provisions regarding the award of RSUs in accordance with this Addendum, and amending or modifying the terms of such standard forms from time to time.

Appendix “A”
FORM OF GRANT AGREEMENT
On behalf of the Board of Directors of Alacer Gold Corp. (the “Company”) I am pleased to advise that you have received a grant award (the “Grant”) pursuant to the Company’s 2017 Restricted Stock Unit Plan (the “Plan”).

The particulars of your Grant, including the date of your Grant, the number of restricted stock units (“RSUs”) comprising your Grant, the Grant Period, and the vesting schedule and conditions applicable to your Grant are set forth in Exhibit A attached hereto. Your Grant is subject to the provisions of the Plan (as it may be amended from time to time), a copy of which is appended hereto, and the terms and conditions outlined below, including Exhibit A. Any capitalized terms not defined herein have the meaning ascribed thereto in the Plan.

Subject to the terms and conditions of the Plan, the Grant and the Grant Period, the RSUs will be redeemed by the Company and RSU Securities will be issued (for nil consideration) to you on the Payment Date. All Australian Participants should be advised that the Grant of RSUs is occurring under a “foreign scheme” that is subject to the laws of the Province of Ontario, Canada, and that this may inhibit an Australian Participant’s ability to make any claim or enforce any right arising out of or in connection with this Grant.

You shall make appropriate arrangements with the Company to provide for payment of all federal, state, local or foreign taxes of any kind required by law to be withheld upon the issuance, vesting or payment of any Shares or CDIs. Such arrangements may include, but are not limited to, the payment of cash directly to the Company or its transfer agent, withholding by the Company from other cash payments of any kind otherwise due to you, or share withholding as described below. Subject to the approval of the Company, which may be withheld by the Company in its sole discretion, you may elect to satisfy any minimum statutory withholding obligations, in whole or in part, by having the Company withhold Shares or CDIs otherwise issuable to you. The Fair Market Value of the withheld Shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined.

By signing below, or otherwise acknowledging agreement, you represent to the Company that (i) your participation in the Plan is voluntary, and has not been induced by the expectation of employment or continued employment with the Company or an Affiliate of the Company, (ii) you agree to be bound by the terms of the Plan, including the forfeiture provisions in Section 6 of the Plan; and (iii) neither this Grant, nor the RSUs contemplated pursuant to this Agreement gives you the right to continued employment or service with the Company or its affiliates in any capacity and that the Company and its affiliates reserve the right to terminate your employment or service at any time and for any reason not prohibited by law.

Yours sincerely,

Alacer Gold Corp.